Exhibit T3A.44.5

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF MERGER
OF
THE CIT GROUP/FACTORING MEINHARD-COMMERCIAL, INC.
INTO
THE CIT GROUP/FACTORING MANUFACTURERS HANOVER, INC.
UNDER SECTION 105 OF THE BUSINESS CORPORATION LAW
     The undersigned, being the Senior Vice President and Secretary of The CIT Group/Factoring, Inc., formerly known as The CIT Group/Factoring Manufacturers Hanover, Inc., and being authorized pursuant to the Plan of Merger approved by the sole shareholder of each constituent corporation of execute any instrument on behalf of The CIT Group/Factoring Meinhard-Commercial, Inc., do hereby certify the following pursuant to Section 105 of the Business Corporation Law:
     1. The name of the Corporation is The CIT Group/Factoring, Inc. Prior to filing a Certificate of Amendment of the Certificate of Incorporation with the Department of State on September 11, 1990, and on the date of filing the Certificate of Merger being corrected hereby, the name of the Corporation was The CIT Group/Factoring Manufacturers Hanover, Inc. The name under which the Corporation was formed was IJF, Inc.
     2. The Certificate of Merger of the Corporation, which is being corrected hereby, was filed by the Department of State on August 18, 1989, effective September 1, 1989.

     3. Paragraph 3 of the Certificate of Merger contains an error of the following nature:
Paragraph 3 stated, “There are no changes or amendments to the Certificate of Incorporation of The CIT Group/Factoring Manufacturers Hanover, Inc. hereunder.” However, the plan of Merger approved by the sole shareholder of each constituent corporation required the Corporation to issue 500 additional shares, which must be authorized by amending the Certificate of Incorporation of The CIT Group/Factoring, Inc., formerly known as The CIT Group/Factoring Manufacturers Hanover, Inc.
     4. The said paragraph 3 of the aforesaid Certificate of Merger is hereby corrected to read:
     3. Article FOURTH of the Certificate of Incorporation of The CIT Group/Factoring Manufacturers Hanover, Inc., relating to the number of authorized shares, is amended to read as follows:
     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 1,500, all of which are to be without par value, all of which are shares of Common stock, and all of which are the same class.
     IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate of Correction this 4th day of April, 1991.

/s/ P. Scott Oberdorf
P. Scott Oberdorf
Senior Vice President

/s/ Vincent Abbatiello
Vincent Abbatiello
Secretary

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